Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of GAI Agility
Income Fund:
In planning and performing our audit of the financial
statements of GAI Agility Income Fund (the Fund) as of and
for the year ended September 30, 2015, in accordance with
the standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund's internal
control over financial reporting, including control
activities over safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of
the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.
Management of the Fund is responsible for establishing and
maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A company's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of
financial statements for external purposes in accordance
with generally accepted accounting principles (GAAP). A
company's internal control over financial reporting
includes those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with GAAP, and that receipts and expenditures of
the company are being made only in accordance with
authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use or
disposition of the company's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Fund's annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's internal
control over financial reporting and its operation,
including controls over safeguarding securities that we
consider to be a material weakness as defined above as of
September 30, 2015.
This report is intended solely for the information and use
of management and the Board of Trustees of the Fund and the
Securities and Exchange Commission and is not intended to
be and should not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Boston, Massachusetts
November 23, 2015